Highland Distressed Opportunities, Inc.

HIGHLAND FUNDS
managed by Highland Capital Management, L.P.

October 31, 2007

NYSE Symbol - HCD   CUSIP – 430067108

Investment Objective

The investment objective of Highland Distressed Opportunities, Inc. (the ÒCompanyÓ) is total return generated by both capital appreciation and current income. We intend to invest primarily in financially-troubled or distressed companies that are either middle-market companies or unlisted companies by investing in senior secured debt, mezzanine debt and unsecured debt, each of which may include an equity component, and in equity investments. Generally, distressed companies are those that (i) are facing financial or other difficulties and (ii) are or have been operating under the provisions of the U.S. Bankruptcy Code or other similar laws or, in the near future, may become subject to such provisions or otherwise be involved in a restructuring of their capital structure.

Top Holdings*

Broadcasting Company	7.7%
Gaming/Leisure Company	5.6%
Transportation Company	4.7%
Aerospace Company	4.2%
Utility Company	3.7%

Distributions (Declared or Paid)

2nd Quarter 2007, paid June 30, 2007	$0.2625
3rd Quarter 2007, paid September 28, 2007	$0.2625
4th Quarter 2007, payable December 31, 2007	$0.2625

Portfolio Allocation*



Trade Claim 0.3%
Senior Unsecured 7.1%
1st Lien 32.8%
Senior Subordinated 30.6%
2nd Lien 9.8%
Equity 19.6%

Industry Breakdown*



Cable 0.4%
Service 3.1%
Metals/Minerals 5.6%
Broadcasting 11.5%
Aerospace 4.2%
Media/Telecommunications 5.1%
Consumer Non-Durables 1.3%
Financial 4.5%
Consumer Products 2.3%
Housing 8.7%
Gaming/Leisure 11.3%
Diversified Media 2.2%
Transportation 5.8%
Food/Tobacco 1.6%
Telecommunications 1.4%
Food and Drug 0.8%
Utility 3.7%
Energy 7.0%
Information Technology 2.8%
Healthcare 12.0%
Manufacturing 0.5%
Forest Products/Containers 2.1%
Retail 2.1%

**Percentage of investments. Not including cash. As of October 31, 2007.*

The information herein has been prepared by the Investment Adviser, is based upon un-audited information, and has not been independently audited or verified. This summary is for informational purposes only and is subject to change.

Investment Risks

Before you invest in the Shares of the Company, you should be aware of various risks, including those described in the prospectus. You should carefully consider these risks, together with all of the other information included in the prospectus, before you decide whether to make an investment in the Shares. The risks set out in the prospectus are not the only risks we face. If any of the events listed in the prospectus occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our net asset value and the trading price of the Shares could decline, and you may lose all or part of your investment.

Statements included herein may constitute Òforward-looking statementsÓ within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements.

Investment Adviser

Highland Distressed Opportunities, Inc. is managed by Highland Capital Management, L.P. (ÒHighlandÓ or the ÒInvestment AdviserÓ). Founded in 1993, Highland is an SEC-registered investment adviser that specializes in credit and alternative investment strategies. Highland, together with Highland Capital Management Europe, Ltd., had over $38 billion in assets under management, as of September 30, 2007.

Highland employs a fundamental, bottom-up investment approach that is enhanced by its industry-focused structure. This approach enables its professionals to focus on individual issues and is further improved by a fund-specific, top-down analysis performed at the senior portfolio management level. In finding opportunities, Highland utilizes its investment staff of over 125 investment professionals who actively monitor approximately 1,700 companies. Our investment process is driven by a team-management approach, utilizing industry specialization.

Portfolio Managers

Patrick Daugherty, Portfolio Manager

- Over 15 years of experience
- Partner of Highland Capital Management, L.P.
- BBA in Finance, University of Texas & JD, University of Houston

James Dondero, Portfolio Manager

- Over 20 years of experience
- Co-Founder & President of Highland Capital Management, L.P.
- CFA, CPA, CMA
- BS in Commerce with concentrations in Accounting and Finance, University of Virginia

Company Facts

Initial Public Offering (ÒIPOÓ)	2/27/2007
Structure	Business Development Company

Portfolio Characteristics

Number of Issuers	78
Number of Facilities	104
Gross Yield	8.2%
Weighted Average Cost (Debt Investments)	90.2%
Asset Coverage	248.3%
Common Shares Outstanding	17,716,771
Market Price (NYSE: HCD)	$11.13

Not FDIC Insured	May Lose Value No Bank Guarantee

www.HighlandHCD.com